UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2006

ARVINMERITOR, INC.

(Exact name of registrant as specified in its charter)

Indiana	1-15983	38-3354643
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2135 West Maple Road

Troy, Michigan

(Address of principal executive offices)

48084-7186

(Zip code)

Registrant’s telephone number, including area code: (248) 435-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On May 8, 2006, ArvinMeritor, Inc. (“ArvinMeritor”) and certain of its subsidiaries entered into (1) Amendment No. 1 to the Loan Agreement, dated as of September 19, 2005, among ArvinMeritor, ArvinMeritor Receivables Corporation, the lenders party thereto and SunTrust Capital Markets, Inc., and (b) the First Amendment to Second Amended and Restated Purchase and Sale Agreement, dated as of September 19, 2005, among ArvinMeritor Receivables Corporation and various affiliates, as Originators, in each case relating to ArvinMeritor’s U.S. accounts receivable securitization program. The purpose of the amendments is to amend the definition of “Receivable” to expand the definition of excluded obligations. The amendments are filed as Exhibits 10a and 10b to this Form 8-K and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10a – Amendment No. 1, dated as of May 8, 2006, to Loan Agreement, dated as of September 19, 2005, among ArvinMeritor, ArvinMeritor Receivables Corporation, the lenders from time to time party thereto and SunTrust Capital Markets, Inc.

10b – First Amendment, dated as of May 8, 2006, to Second Amended and Restated Purchase and Sale Agreement, dated as of September 19, 2005, among ArvinMeritor Receivables Corporation and the Originators named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARVINMERITOR, INC.

By:/s/ Vernon G. Baker, II
Vernon G. Baker, II
Senior Vice President and General Counsel

Date: May 8, 2006

EXHIBIT INDEX

Exhibit No.	Description

10a

Amendment No. 1, dated as of May 8, 2006, to Loan Agreement, dated as of September 19, 2005, among ArvinMeritor, ArvinMeritor Receivables Corporation, the lenders from time to time party thereto and SunTrust Capital Markets, Inc.

10b

First Amendment, dated as of May 8, 2006, to Second Amended and Restated Purchase and Sale Agreement, dated as of September 19, 2005, among ArvinMeritor Receivables Corporation and the Originators named therein.